LifeVantage Engages BDO USA, LLP as its New Independent Auditor

Audit Committee appoints BDO as new independent auditor

Salt Lake City, UT, April 13, 2016, LifeVantage Corporation (Nasdaq: LFVN), announced today that the Audit Committee of its Board of Directors has engaged BDO USA, LLP as its new independent auditor, effective April 12, 2016. The decision to appoint BDO followed the Audit Committee’s comprehensive review of audit proposals from firms with the resources to support the company’s broadening global footprint.

“We are pleased to engage BDO to serve as our new independent auditors,” said LifeVantage Audit Committee Chairman, Richard Okumoto. “BDO has the scale and experience to support LifeVantage’s growth for years to come.”

Chief Finance Officer of LifeVantage, Mark Jaggi also commented, “We are excited to engage BDO as our global independent auditor firm. As LifeVantage continues to grow, BDO has the depth of experience to meet our expanding domestic and international needs.”

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), is a science based network marketing company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, the TrueScience™ Anti-Aging Skin Care Regimen, Canine Health, the AXIO™ energy product line and the PhysIQ™ smart weight management system. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.

Forward Looking Statements
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looking statements include, but are not limited to, statements we make regarding our leadership in the global market, future growth and financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations
-or-
Scott Van Winkle (617) 956-6736
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